Exhibit 99.1

Asure Software Announces Record Fourth Quarter Revenue and Full Year 2018 Financial Results

AUSTIN, TX – March 14, 2019 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workspace management software, reported results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter and Fiscal 2018 Key Financial Highlights

● Fourth quarter total revenue of $24.4 million, up 60% year-over-year

● Fourth quarter cloud revenue of $17.7 million, up 54% year-over-year

● Fourth quarter cloud bookings up 32% year-over-year

● Fiscal 2018 total revenue of $89.0 million, up 63% year-over-year

● Fiscal 2018 cloud revenue of $68.9 million, up 75% year-over-year

● Fiscal 2018 cloud bookings up 65% year-over-year

● Short-term Backlog (within a 12-month period) was $29.4 Million

● Total Backlog (short and long-term) Currently Exceeds $50.0 Million

Fourth Quarter and Twelve Months Ended 2018 Financial Summary

	For the three months ended			For the twelve months ended
In thousands, except per share data	December 31, 2017	December 31, 2018	Change (%)	December 31, 2017	December 31, 2018	Change (%)
Revenue	$15,308	$24,423	60%	$54,442	$88,952	63%

GAAP Gross Profit	$11,349	$14,841	31%	$41,823	$58,122	39%
GAAP Gross Margin	74.1%	60.8%	-18%	76.8%	65.3%	-15%

Non-GAAP Gross Profit*	$11,483	$15,443	34%	$42,285	$60,462	43%
Non-GAAP Gross Margin*	75.0%	63.2%	-16%	77.7%	68.0%	-12%

GAAP Net Loss	$(1,545)	$1,729	NMF	$(5,722)	$(7,548)	32%
Non-GAAP Net Income*	$1,607	$2,224	38%	$5,378	$7,897	47%

GAAP Net Loss per Share	$(0.12)	$0.11	NMF	$(0.53)	$(0.54)	-2%
Non-GAAP Net Earnings per Share**	$0.13	$0.15	15%	$0.48	$0.55	15%

Non-GAAP EBITDA*	$3,291	$5,865	78%	$11,133	$19,895	79%
Non-GAAP EBITDA Margin*	21.5%	24.0%	12%	20.4%	22.4%	10%

* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes.

NMF = Not Meaningful

Management Commentary

"I am pleased with the success we are experiencing as we begin to increase our focus on growth in 2019 after building scale, infrastructure and profitability in 2018," said Pat Goepel, CEO of Asure Software. "Companies across every industry and in every geography are increasingly relying on Asure’s HCM and workspace solutions.”

“Our focus in 2019 is to absorb recent acquisitions, show margin improvement, experience better cash generation and invest in our product roadmap. We enter 2019 with solid momentum and are keenly focused on accelerating the velocity of our cross-selling and further scaling our business,” concluded Goepel.

“We are pleased with our ability to secure longer-termed contracts, which provide more-visible recurring revenue. In 2018, 27% of new contracts had terms greater than 25 months, up significantly from 16% in 2017 and just 1% in 2016. Operationally, we are also on track to benefit from our new ERP and AWS cloud migrations that are scheduled to be implemented by mid-year,” said Kelyn Brannon, CFO of Asure Software.

Asure delivered the following results for its fourth quarter and twelve months ended 2018:

Cloud Bookings: Cloud bookings were up 65% year-over-year.

Revenue: Total revenue for the fourth quarter of 2018 was $24.4 million, an increase of 60% from $15.3 million in the fourth quarter of 2017. Recurring revenue represented 81% of total revenue, compared with 84% in the year-ago quarter. Cloud revenue represented 73% of total as compared with 75% in the year-ago quarter. HCM revenue represented 71% of total and workspace represented 29%, compared with 67% and 33%, respectively, in fourth quarter 2017.

Total revenue for 2018 was $89.0 million, an increase of 63% from $54.4 million 2017. Recurring revenue represented 85% of total revenue, compared with 82% in 2017. Cloud revenue represented 77% of total, up from 72% in 2017. HCM revenue represented 72% of total and workspace represented 28%, compared with 63% and 37%, respectively, in 2017.

Gross Profit: GAAP gross profit for the fourth quarter of 2018 was $14.8 million (60.8% margin), a 31% increase from $11.3 million (74.1% margin) in the fourth quarter of 2017. Non-GAAP gross profit* was $15.4 million (63.2% margin), up 34% from $11.5 million (75.0% margin) in the year-ago quarter.

GAAP gross profit for 2018 was $58.1 million (65.3% margin), a 39% increase from $41.8 million (76.8% margin) in 2017. Non-GAAP gross profit* was $60.5 million (68.0% margin), up 43% from $42.3 million (77.7% margin) in 2017.

Earnings (Loss) per Share: GAAP income per share was $0.11, compared with a net loss per share of $(0.12) in the fourth quarter of 2017. Non-GAAP earnings per share* was $0.15, as compared with $0.13 in the year-ago quarter.

GAAP loss per share was $(0.54), compared with $(0.53) in 2017. Non-GAAP earnings per share* was $0.55, as compared with $0.48 in 2017.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $5.9 million (24.0% margin), an increase of 78% from $3.3 million (21.5% margin) in the fourth quarter of 2017.

Non-GAAP EBITDA was $20.0 million (22.4% margin) in 2018, an increase of 79% from $11.1 million (20.4% margin) in 2017.

Recent Business Highlights

New Wins: During the fourth quarter, Asure secured HCM wins across a range of companies including NetPayroll, Hilltop National Bank, Centro and Prolong Pharmaceuticals. Fourth quarter workspace wins included Assurance, New York Parks & Recreation, Mazda Motors and SAP America, Inc.

Acquisition in January 2019: Successfully acquired Payroll Maxx, headquartered in Omaha, NE. Payroll Maxx resells Asure Software’s industry leading HRIS platform, Evolution, working with companies to reduce payroll compliance risk and manage time through comprehensive workforce management solutions. Payroll Maxx increases our national presence not only with the addition of an Omaha location, but also with their expansive client base. Consistent with our strategy, we are looking forward to continuing to service their client base with the same customer service they are accustomed to while introducing them to our workspace technology, time and attendance solution and our HR consulting services.

Appointed Rhonda Parouty as Chief Operating Officer: With extensive management experience spanning nearly three decades, Parouty brings valuable leadership to Asure’s executive team during a period of rapid growth. As COO, Parouty will plan, direct, and oversee Asure’s operational policies, rules, initiatives, and goals. She will execute long-term and short-term directives by implementing judgement, vision, management, and leadership. We are thrilled to have a steady hand at the operational helm as we continue to grow our business and broaden our customer base.

Amended its Credit Agreement: Asure revised the terms of its credit agreement with Wells Fargo and Goldman Sachs. The new agreement increased the leverage ratio covenant requirements, which improves Asure’s financial flexibility as we proceed with our growth initiatives.

Fiscal 2019 Financial Guidance

Asure Software updated 2019 financial guidance during the first quarter of 2019. As such, the Company reiterates its revenue and non-GAAP EBITDA guidance for 2019:

2019 Guidance	Range
Revenue	$104.0 million to $107.0 million
Non-GAAP EBITDA	$23.0 million to $25.0 million

Additional 2019 Guidance:

Interest expense	$9.5 million to $10.5 million
Depreciation	$2.0 million to $3.0 million
Amortization	$11.0 million to $12.0 million
Stock compensation expense	$1.5 million to $2.5 million
Acquisition costs and other one-time expenses	$3.0 million to $4.0 million
Basic average shares outstanding	15.4 million to 15.9 million
Non-GAAP diluted shares outstanding	15.7 million to 16.0 million
Non-GAAP Effective Tax Rate	0.0%

Conference Call Details

Asure management will host a conference call today Thursday, March 14, 2019 at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636

International dial-in: 631-291-4544

Conference ID: 4799375

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

*Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, non-GAAP EBITDA, and non-GAAP free cash flow (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the third quarter 2019 financial statements and for its non-GAAP estimates for 2019:

Stock-Based Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company is using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately 0.0 percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software

Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enables clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2018 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$15,444	$27,792
Accounts and note receivable, net of allowance for doubtful accounts of $1,467 and $425 at December 31, 2018 and December 31, 2017, respectively	16,028	13,361
Inventory	3,117	509
Prepaid expenses and other current assets	3,120	2,588
Total current assets before funds held for clients	37,709	44,250
Funds held for clients	122,206	42,328
Total current assets	159,915	86,578
Property and equipment, net	8,948	5,217
Goodwill	111,387	77,348
Intangible assets, net	76,760	33,554
Other assets	4,090	614
Total assets	$361,100	$203,311
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$4,733	$8,895
Accounts payable	3,662	1,912
Accrued compensation and benefits	2,824	2,477
Other accrued liabilities	2,234	862
Deferred revenue	11,849	13,078
Total current liabilities before client fund obligations	25,302	27,224
Client fund obligations	123,170	42,328
Total current liabilities	148,472	69,552
Long-term liabilities:
Deferred revenue	876	1,125
Deferred tax liability	1,566	1,070
Notes payable, net of current portion and debt issuance cost	107,229	66,973
Other liabilities	439	817
Total long-term liabilities	110,110	69,985
Total liabilities	258,582	139,537
Commitments (Note 13)
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 and 22,000 shares authorized; 15,666 and 12,876 shares issued, 15,282 and 12,492 shares outstanding at December 31, 2018 and December 31, 2017, respectively	157	129
Treasury stock at cost, 384 shares at December 31, 2018 and December 31, 2017	(5,017)	(5,017)
Additional paid-in capital	391,927	346,322
Accumulated deficit	(283,643)	(277,597)
Accumulated other comprehensive income (loss)	(906)	(63)
Total stockholders’ equity	102,518	63,774
Total liabilities and stockholders’ equity	$361,100	$203,311

ASURE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

	2018	2017
Revenue:
Cloud revenue	$68,887	$39,267
Hardware revenue	6,277	4,703
Maintenance and support revenue	5,226	4,453
Professional services revenue	7,847	4,627
Other revenue	715	1,392
Total revenue	88,952	54,442
Cost of Sales	30,830	12,619
Gross profit	58,122	41,823

Operating expenses:
Selling, general and administrative	47,333	33,887
Research and development	8,360	4,459
Amortization of intangible assets	8,692	4,477
Total operating expenses	64,385	42,823

Income (loss) from operations	(6,263)	(1,000)

Other income (expense)
Interest expense and other	(8,514)	(4,626)
Total other expense, net	(8,514)	(4,626)

Loss from operations before income taxes	(14,777)	(5,626)
Income tax benefit (expense)	7,229	(96)
Net loss	$(7,548)	$(5,722)
Other comprehensive income (loss):
Foreign currency translation (loss) gain	(843)	(68)
Other comprehensive loss	$(8,391)	$(5,790)

Basic and diluted net loss per share
Basic	$(0.54)	$(0.53)
Diluted	$(0.54)	$(0.53)
Weighted average basic and diluted shares
Basic	14,010,000	10,891,000
Diluted	14,010,000	10,891,000

ASURE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,548)	$(5,722)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	12,927	6,058
Amortization of debt financing costs and discount	1,451	-
Release of contingent consideration	(489)	-
Provision for doubtful accounts	504	495
Provision for deferred income taxes	(7,083)	-
Gain on extinguishment of debt	(479)	-
Share-based compensation	1,687	593
Loss on disposals of fixed assets	53	-
Changes in operating assets and liabilities:
Accounts receivable	(1,719)	(4,096)
Inventory	(2,948)	(17)
Prepaid expenses and other assets	(1,437)	(1,325)
Accounts payable	1,595	(254)
Accrued expenses and other long-term obligations	(2,410)	1,589
Deferred revenue	(1,233)	2,643
Net cash used in operating activities	(7,129)	(36)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(66,984)	(45,390)
Purchases of property and equipment	(1,898)	(1,400)
Software capitalization costs	(3,896)	(1,658)
Restricted cash	-	200
Net change in funds held for clients	(34,450)	(10,244)
Net cash used in investing activities	(107,228)	(58,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	36,750	45,777
Payments on notes payable	(7,105)	(8,973)
Proceeds from revolving line of credit	4,540	-
Payments on revolving line of credit	(4,540)	-
Debt financing fees	(1,693)	(1,433)
Payments on capital leases	(135)	(131)
Net proceeds from issuance of common stock	39,449	28,002
Net change in client fund obligations	34,522	10,299
Net cash provided by financing activities	101,788	73,541

Effect of foreign exchange rates	221	12

Net increase (decrease) in cash and cash equivalents	(12,348)	15,025
Cash and cash equivalents at beginning of period	27,792	12,767
Cash and cash equivalents at end of period	$15,444	$27,792

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$7,819	$3,466
Income taxes	91	23

GAAP Income Statement – Three and Twelve Months Year to Date

(In thousands)	4Q17	YTD17	4Q18	YTD18
Revenue:
Cloud	$11,543	$39,267	$17,738	$68,887
Hardware	$1,052	$4,703	$2,665	$6,277
Maintenance and support	$1,177	$4,453	$1,581	$5,226
Professional services	$1,193	$4,627	$2,064	$7,847
Other	$343	$1,392	$375	$715
Total Revenue	$15,308	$54,442	$24,423	$88,952
Cost of Sales	$3,959	$12,619	$9,582	$30,830
Gross Profit	$11,349	$41,823	$14,841	$58,122

Operating expenses:
Selling, general and administrative	$8,601	$33,887	$13,939	$47,333
Research and development	$1,971	$4,459	$1,865	$8,360
Amortization of intangible assets	$1,247	$4,477	$2,654	$8,692
Total operating expenses	$11,819	$42,823	$18,458	$64,385

Income (loss) from operations	$(470)	$(1,000)	$(3,617)	$(6,263)

Other income (expense)
Interest expense and other	$(1,347)	$(4,626)	$(2,171)	$(8,514)
Total other expense, net	$(1,347)	$(4,626)	$(2,171)	$(8,514)

Loss from operations before income taxes	$(1,817)	$(5,626)	$(5,788)	$(14,777)
Income tax benefit (expense)	$272	$(96)	$7,517	$7,229
Net Loss	$(1,545)	$(5,722)	$1,729	$(7,548)

Reconciliation of GAAP to Non-GAAP

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18
Revenues:	$10,727	$12,880	$15,527	$15,308	$19,304	$21,767	$23,458	$24,423
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,054	$12,131	$11,349	$13,747	$14,547	$14,987	$14,841
Stock compensation	$2	$4	$4	$0	$4	$4	$12	$12
Amortization	$106	$106	$106	$134	$297	$486	$437	$437
One Time Inventory Adjustment							$498	$18
One Time Travel Expense Adjustment								$54
One Time Product Royalties								$81

Non-GAAP gross profit	$8,397	$10,164	$12,241	$11,483	$14,048	$15,037	$15,934	$15,443
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.0%	72.8%	69.1%	67.9%	63.2%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729
Stock compensation	$54	$171	$139	$230	$194	$329	$363	$800
Amortization	$953	$1,148	$1,449	$1,380	$1,895	$2,481	$2,884	$3,090
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308	$2,346	$2,861	$3,935
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184	$408	$(303)	$(7,518)
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0	$0	$0	$0
Depreciation	$227	$224	$342	$337	$370	$361	$794	$1,091
Interest Expense & Other , Net	$547	$1,088	$1,643	$1,347	$1,760	$2,722	$2,350	$2,738
Non-GAAP EBITDA	$1,714	$2,168	$3,960	$3,291	$3,786	$4,879	$5,365	$5,865
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%	22.9%	24.0%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)	$1,729
One-time depreciation adjustment								$188
Stock compensation	$54	$171	$139	$230	$194	$329	$363	$800
Amortization	$953	$1,148	$1,449	$1,380	$1,895	$2,481	$2,884	$3,090
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308	$2,346	$2,861	$3,935
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184	$408	$(303)	$(7,518)
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0	$0	$0	$0
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221	$2,224
Pro forma diluted weighted-average number of common shares	8,839	10,212	12,599	12,659	12,846	13,259	15,489	15,337
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14	$0.14	$0.15

Investor Relations Contact:

Carolyn Bass, Partner

Market Street Partners

415-445-3232

cbass@marketstreetpartners.com